Exhibit 2B

Ed Murray Wyoming Secretary of State 2020 Carey Avenue Suite 700 Cheyenne, WY 82002-0020 Ph. 307-777-7311 Fax 307-777-5339 Email: Business@wyo.gov	WY Secretary of State FILED: 0610312019 02:30 PM Original 10: 2018-000824461 Amendment 10: 2019-002566035

Profit Corporation

Articles of Amendment

l. Corporation name:

Sino American Oil Company

2. Article number(s) 9, 10, 11 is amended as follows:

9. Names and respective addresses of its officers and directors:

President	Richard Tang	546758 Avenue Delta, 8C, Canada V4M 1 K6
Treasurer	Richard Tang	546758 Avenue Delta, BC, Canada V4M 1 K6
Secretary	Richard Tang	546758 Avenue Delta, BC, Canada V4M 1 K6
Director	Richard Tang	5467 5B Avenue Delta, BC, Canada V4M 1 K6

10. Aggregate number of Authorized shares:

350,000,000	Common A	$0.0001
200,000,000	Common B	$0.0001
10,000,000	Preferred A	$0.001
10,000,000	Preferred B	$0.001

11. Aggregate number of Issued shares:

100,000,000	Common A	$0.0001
0	Common B	$0.0001
0	Preferred A	$0.001
0	Preferred B	$0.001

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on 05/13/2019  (Date - mm/dd/yyyy)

Received

May 28, 2019

Secretary of State

Wyoming

5. Approval Of the amendment: (Please check only one appropriate field to indicate the party approving the amendment.)

☐  Shares were not issued and the board of directors or incorporators have adopted the amendment.

OR

☑  Shares were issued and the board of directors have adopted the amendment without shareholder approval, in compliance with W.S. 17-16-1005.

OR

☐ Shares were issued and the board of directors have adopted the amendment with shareholder approval, in compliance with W.S. 17-16-1003.

Signature: /s/ Richard Tang	Date: May / 15 / 2019
Print Name: Richard Tang	Contact Person: Michael Banner
Title: President	Daytime Phone Number: 1800-457-8878
Email: info@smallbizagents.com
(Email provided will receive annual report reminders and filing evidence)

Checklist

☐Filing Fee: $50.00 Make check or money order payable to Wyoming Secretary of State.

☐Please submit one originally signed document.

☐Typical processing time is 3-5 business days following the date of receipt in our office.

☐Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.